Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference of:
•	our reports dated February 28, 2008 on the consolidated financial statements and financial statement schedule of General Motors Corporation (the Corporation) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (1) the recognition and measurement of uncertain tax positions; the change in measurement date for defined benefit plan assets and liabilities; the recognition of the funded status of the Corporation’s defined benefit plans; the accounting for the estimated fair value of conditional asset retirement obligations, and (2) the sale of a controlling interest in GMAC LLC), and the effectiveness of the Corporation’s internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Corporation’s internal control over financial reporting because of material weaknesses), and;

•	our report dated February 27, 2008 on the consolidated financial statements of GMAC LLC;
appearing in this Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 2007 in the following Registration Statements:

Registration
Form	Statement No.	Description

S-3 and Post-Effective Amendment No. 1	333-88508	General Motors Corporation and GM Nova Scotia Finance Company Debt Securities, Preferred Stock, Preference Stock and Common Stock

S-3 and Amendment No. 1	333-103530	General Motors Corporation and GM Nova Scotia Finance Company Debt Securities, Preferred Stock, Preference Stock and Common Stock

S-3	333-105949	General Motors Corporation and GM Nova Scotia Finance Company Debt Securities, Preferred Stock, Preference Stock and Common Stock

S-3 and Post-Effective Amendment No. 1	333-108532	General Motors Corporation and GM Nova Scotia Finance Company Debt Securities, Preferred Stock, Preference Stock and Common Stock

S-8	333-109615	The General Motors Personal Savings Plan for Hourly-Rate Employees in the United States

S-8	333-90097	General Motors Stock Incentive Plan

S-8	333-109616	General Motors Savings-Stock Purchase Program for Salaried Employees in the United States

Registration
Form	Statement No.	Description

S-8	333-44957	General Motors 1998 Stock Option Plan

S-8	333-31846	General Motors Deferred Compensation Plan for Executive Employees

S-8	333-55122	The Holden Employee Share Ownership Plan

S-8	333-147422	General Motors 2007 Long-Term Incentive Plan

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Detroit, Michigan February 28, 2008